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                                                                    Exhibit 99.5

                 CONSENT OF FLEETBOSTON ROBERTSON STEPHENS INC.

    We hereby consent to: (i) the inclusion of our opinion letter, dated March 21, 2000, to the Board of Directors of PSINet Inc. ("PSINet") as Annex 2 to the joint Prospectus/ Proxy Statement of PSINet and Metamor Worldwide, Inc. ("Metamor"), and (ii) all references to us in the sections captioned "Summary," "The Merger--Background to the Merger," "--PSINet's Reasons for the Merger and Board of Directors' Recommendation," and "--Opinion of PSINet's Financial Advisor" of the joint Prospectus/ Proxy Statement of PSINet and Metamor which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/  FLEETBOSTON ROBERTSON STEPHENS INC.

San Francisco, California
April 11, 2000